SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 30, 2018

RENMIN TIANLI GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion

228 Yanjiang Ave., Jiangan District, Wuhan City

Hubei Province, China 430010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02       Completion of Acquisition or Disposition of Assets

On April 30, 2018, as part of the effort to expand our agricultural activities, pursuant to an agreement dated September 20, 2017, we completed the acquisition of 10% of the outstanding equity of Youyang County Jinzhu Forest Development Co. Ltd. (“Jinzhu Forestry”), a bamboo cultivation and processing facility located in Youyang County, Chongqing. The acquisition was accomplished by acquiring from Ms. Qian Wang and Mr. Zhongli Xiong, for an aggregate of 2,000,000 shares of the Company’s common stock and 18 million RMB (approximately $2.8 million), all of the issued and outstanding capital stock of Chongqing Kangduo Commercial Trade Co., Ltd., a private corporation which holds 10% of the outstanding equity of Jinzhu Forestry.

Jinzhu Forestry commenced operations in April 2016. It currently operates a bamboo plantation of approximately 3,853.5 mu (approximately 635 acres) on which it will construct a bamboo processing facility. Bamboo is a fast growing plant which can be used as a substitute for wood in a variety of uses, including flooring, furniture and as a construction material. The cultivation of bamboo is an activity favored by the Chinese Government, particularly as the country attempts to expand its forests.

Although Jinzhu Forestry is anticipated to begin generating operating profits within the next two years, for 2016 and 2017 it operated slightly below break-even.

Item 3.02	Unregistered Sales of Equity Securities

Effective April 30, 2018, we issued to Ms. Qian Wang and Mr. Zhongli Xiong, and their designees, an aggregate of 2,000,000 shares of our common stock (the “Shares”) in exchange for their indirect interest in Jinzhu Forestry.

The issuance of the Shares was exempt from registration pursuant to Rule 506 of Regulation D under the Securities Act and Section 4(a)(2) of the Securities Act. The certificates representing the Shares will be endorsed with the customary Securities Act restrictive legend.

Item 7.01       Regulation FD Disclosure

On May 2, 2018, we issued a press release announcing the acquisition of our interest in Jinzhu Forestry.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Equity Transfer Agreement among the Company, Ms. Qian Wang and Mr. Zhongli Xiong.

99.1	Press release issued May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENMIN TIANLI GROUP, INC.
Dated: May 2, 2018
	By:	/s/Luchang Zhou
Luchang Zhou
Chief Executive Officer